ADDITIONAL TERMS

ADDITIONAL TERMS THAT APPLY TO NOTE, GUARANTY AND SECURITY AGREEMENT


These Additional Terms are incorporated by reference into multiple documents (each a "Document"). The Documents may include Borrower's promissory note for a specific loan (the "Note"), Guarantor's guarantee of payment of all Indebtedness of Borrower (each a "Guaranty"), and/or a grant by Borrower, Guarantor or a third party (each a "Grantor") of a security interest in Collateral to secure payment of all Indebtedness of the Borrower (each a "Security Agreement").

In these Additional Terms when a provision applies only to the Note, Guaranty or Security Agreement the specific name of that Document may be used and when a provision applies to each Note, Guaranty and Security Agreement, individually and collectively, the word "Document" is used. The word "Document", "Note", "Guaranty" or "Security Agreement" means any one or more Document, Note, Guaranty or Security Agreement.

The heading on each Document includes the name of the Lender, JPMorgan Chase Bank, NA, and the name of each Borrower. The heading on a Guaranty or Security Agreement also includes the name of each person or entity executing the Document as a Guarantor or Grantor. The word "Borrower", "Guarantor", or "Grantor" means, respectively, any one or more Borrower, Guarantor or Grantor, individually and collectively.

In these Additional Terms when a provision applies only to Borrower, Guarantor, or Grantor, the word "Borrower", "Guarantor" or "Grantor" may be used. When a provision applies to each Borrower, Guarantor and Grantor, the word "Obligor" may be used. Each representation, warranty or covenant by Obligor is the representation, warranty or covenant of each Borrower, Guarantor and Grantor, individually and collectively.

Capitalized words have the meaning and definitions provided for in various sections of the Document and these Additional Terms. Words and terms used in the singular shall include the plural, as the context requires.

Time is of the essence in the performance of each and every obligation of the parties to the Note, Guaranty, and/or Security Agreement.

EACH OBLIGOR (WHETHER A BORROWER, GUARANTOR OR GRANTOR) AGREES THAT EACH GUARANTY AND SECURITY AGREEMENT SECURES THE PAYMENT OF ALL INDEBTEDNESS OF BORROWER AND IS NOT LIMITED TO A SPECIFIC LOAN. INDEBTEDNESS IS USED IN ITS MOST COMPREHENSIVE SENSE TO MEAN ALL OBLIGATIONS OF EVERY KIND AND CHARACTER OF BORROWER, OR ANY ONE OR MORE OF THEM, TO LENDER, NOW EXISTING OR HEREAFTER INCURRED. Payment in full of the Note does not terminate any Guaranty or Security Agreement.

"Indebtedness" further means and includes any and all liabilities, obligations and debts of every kind and character, plus interest, costs and fees, including Collection Amounts, arising thereon, of Borrower, or any one of them, to Lender or to a third party and subsequently acquired by Lender, now existing or hereinafter incurred or created, whether any such Indebtedness is voluntarily or involuntarily incurred, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined; whether Borrower may be liable individually or jointly with others, or primarily or secondarily, or as endorser, guarantor or surety; whether recovery on the Indebtedness may be or may become barred or unenforceable against Borrower for any reason whatsoever; whether the Indebtedness arises from transactions which may be voidable on account of infancy, insanity, ultra vires, or otherwise; whether incurred or accrued (including interest) during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding; and all renewals, extensions, modifications, consolidations, or restatements of any Indebtedness.

As examples, and not as a limitation, the Indebtedness of Borrower includes:
(a) any overdraft in any deposit account of Borrower, accruing for any reason;
(b) any obligations, including any overdraft in any deposit account of Borrower, related to Automated Clearing House ("ACH") services or products, deposit account services or products, or treasury management services or products, including any agreement with respect thereto; (c) any rate management transaction (including any agreement with respect thereto) between Borrower and Lender or JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures; (d) any obligation related to any loan or credit transaction (including any agreement with respect thereto), whether evidenced by a promissory note, credit agreement, letter of credit application, or any other agreement, including without limitation, the term loan or line of credit described in the Note; (e) any obligation related to commercial credit card transactions (including any agreement with respect thereto);
(f) any obligation related to any lease (including any agreement with respect thereto); (g) any obligation related to any guaranty of the

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obligations of others by Borrower; (h) any obligation under a Related
Document; (i) Collection Amounts; and (j) all other obligations of Borrower to Lender. The Indebtedness does not include Indebtedness of Borrower incurred primarily for personal, family or household purposes.

ADDITIONAL DEFINITIONS INCLUDED IN NOTE, GUARANTY AND SECURITY AGREEMENT

The word "Collateral" means all property and assets granted as collateral security for any of the Indebtedness, and is more fully described in the section of these Additional Terms captioned "Provisions Related to Security Agreement and Collateral".

The words "Collection Amounts" mean any fees, charges, costs and expenses, including reasonable attorneys' fees (including fees and expenses of counsel for Lender that are employees of Lender or its affiliates, to the extent not prohibited by law) and court costs, that Lender may pay in collecting from Borrower, Guarantor or any Other Guarantor, and for liquidating any Collateral, both before and after judgment, and such Collection Amounts include without limitation any costs or expenses incurred by Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.

The words "Event of Default" mean the occurrence of any of the following events: (1) Borrower, Guarantor or any Other Guarantor of any of the Indebtedness, fails to pay when due any amount payable under any of the Indebtedness. (2) Any Obligor (a) fails to observe or perform or otherwise violates any other term, covenant, condition or agreement of any Document or other Related Documents, including, but not limited to, failing to provide financial statements, copies of Federal tax returns and other information relating to the financial condition, properties and affairs of any Obligor, as provided for in the Note and/or any Related Document or as Lender requests from time to time;
(b) makes any materially incorrect or misleading representation, warranty, or certificate to Lender; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to Lender; or (d) defaults under the terms of any other agreement or instrument relating to any debt for borrowed money and the effect of such default will allow the creditor to declare the debt due before its maturity. (3) If (a) there is a default under the terms of any Related Document; (b) a Guaranty or any other guaranty of the Indebtedness is terminated or becomes unenforceable in whole or in part; (c) a Guarantor or any Other Guarantor fails to promptly perform under the terms of a Guaranty or any other guaranty; or (d) Borrower, Guarantor or any Other
Guarantor fails to comply with, or pay, or perform under any agreement, now or hereafter in effect, with JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors. (4)
There is any loss, theft, damage, or destruction of any Collateral securing the Indebtedness not covered by insurance or the security interest in the Collateral provided for in a Security Agreement or any Related Document ceases to be in full force and effect
(including failure of any Collateral document to create a valid and perfected lien) at any time for any reason. (5) Any Obligor becomes insolvent or unable to pay its debts as they become due.
(6) Any Obligor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction. (7) A custodian, receiver, or trustee is appointed for any Obligor or for a substantial part of its assets. (8)
Proceedings are commenced against any Obligor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction.
(9) Commencement of foreclosure, replevin, repossession, attachment, levy, execution or forfeiture proceeding, whether by judicial proceeding, self help or any other method by any creditor or government agency against the Collateral. (10) One or more judgments, decrees, or orders for the payment of money in the sum of twenty five thousand dollars ($25,000) or more, in the aggregate, shall be rendered against Borrower or Guarantor and shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal; or any attachment, levy, or garnishment is issued against any property of Borrower or Guarantor. (11) Borrower, Guarantor or any Other Guarantor who is a natural person has a guardian or conservator appointed for such person or all or any portion of such person's assets, or the Collateral owned by such person. (12) Borrower, Guarantor or any Other Guarantor who is a natural person dies; however, it shall not be an Event of Default if, in the case of the death of a Guarantor only, additional
Collateral and/or guarantors, of a nature, with such value and net worth and otherwise in form and substance acceptable to Lender in its sole discretion, are furnished to Lender (using security documents and guaranties in form and substance acceptable to Lender) within sixty (60) days after the death of Guarantor; provided, however, during that period Lender shall have no obligation to extend any credit evidenced by the Note or any other evidence of the Indebtedness, whether by advance, disbursement of a loan or otherwise. (13) Borrower, Guarantor or any Other
Guarantor which is an entity, without Lender's written consent,
(a) is dissolved; (b) merges or consolidates with any third party;
(c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business;
(d) leases, purchases, or otherwise acquires a material part of the assets of any other business entity, except in the ordinary course of its business; (e) has a change in its ownership interest aggregating twenty five percent (25%) or more of such ownership interest; (f) expels or has a resignation of a general partner or member with an ownership interest of twenty five percent (25%) or more; or (g) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with an Obligor, so long as the Obligor is the survivor). (14) Borrower, Guarantor or any Other Guarantor who is a natural person leases, sells or otherwise conveys a material part of his or her assets. (15) Any material adverse change occurs in the business assets, affairs, prospects or financial condition of Borrower, Guarantor or any Other Guarantor.

The words "LPO State" mean the state where Lender's loan production office is located as shown in the address for Lender on each Document.

The words "Other Guarantor" mean any obligor who guarantees, singularly or together with others, all or any part of the Indebtedness.


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The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now existing or hereafter arising, executed in connection with or related to the Indebtedness.

PROVISIONS RELATED TO NOTE

These provisions of the Additional Terms apply to the specific loan described in the Note and to each Borrower.

PAYMENT INFORMATION. Borrower will pay Lender at any Lender's address shown on loan account statements sent to Borrower or at such other place as Lender may designate in writing. In addition, payments may be made to Lender by electronic transfer with on line banking, at any branch bank of Lender, or by telephone transfer in the event Borrower elects such payment process. If any payment of principal or interest on the Note shall be received on a day which is not a Business Day, such payment shall be processed on the next succeeding Business Day and any such additional days shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which Lender is authorized to be, and is, closed. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued but unpaid interest on the Note. Borrower will pay without setoff, deduction, or counterclaim. Acceptance by Lender of any payment that is less than the payment due at that time shall not constitute a waiver of Lender's right to receive payment in full at that time or any other time.

DISHONORED FEE ITEM. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on the Note and the check or pre authorized charge with which Borrower pays is later dishonored.

LINE OF CREDIT ADVANCES. The Note evidences a revolving line of credit. The unpaid balance of the Note shall increase and decrease with advances and payments made from time to time. Until the earlier of the maturity date or the occurrence of any default, Borrower may borrow, pay down and reborrow under the Note. Advances under the Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Each person or entity signing the Note on behalf of the Borrower and each Guarantor is an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on the Note at any time may be evidenced by endorsements on the Note or by Lender's internal records, including daily computer printouts. Lender will have no obligation to advance funds under the Note if: (a) any Event of Default has occurred; (b) any Obligor ceases doing business or is insolvent; (c) Guarantor or any Other Guarantor seeks, claims or otherwise attempts to limit, modify or revoke their guarantee of the Note or any other loan with Lender;
(d) Borrower has applied funds provided pursuant to the Note for purposes other than those authorized by Lender; or (e) Lender in good faith believes itself insecure.

SECURITY DOCUMENT FEES. Expenses paid by Lender in processing and/or filing any security documents executed in conjunction with the Indebtedness shall be paid by Borrower and may be charged directly to any line of credit of Borrower or to any of Borrower's depository accounts at Lender ten (10) days after Lender notifies Borrower of said amount(s).

MAXIMUM INTEREST AND FEES. Notwithstanding anything to the contrary in the Note or in any Related Document, no interest and/or finance charge(s) or fee(s) shall be charged under the Note in excess of the maximum rate allowed by applicable law or which would violate any applicable criminal usury statute. Any interest payment that would for any reason be unlawful under applicable law shall be applied to principal.

USE OF LOAN PROCEEDS. Borrower represents, warrants and agrees that the Note evidences a loan for a business, commercial, agricultural or similar commercial enterprise purpose, and that no advances made under the Note shall be used for any personal, family or household purposes. Additionally, Borrower specifically represents, warrants, and agrees that no advance under the Note shall be used, directly or indirectly, for purchasing or carrying any "margin stock" as such term or terms of similar meaning shall be defined in Regulation U of the Board of Governors of the Federal Reserve System in effect from time to time. If requested by Lender, Borrower will furnish Lender a statement in conformity with the requirements referred to in Regulation U.

STATE-SPECIFIC PROVISIONS. In addition to the foregoing, if the LPO State is a state specified below or Borrower is a resident of, organized under or has its chief executive office in a state specified below, then without limiting any other representation, warranty or agreement, Borrower agrees: (a) Arizona and Utah: to pay an effective rate of interest that is the sum of the interest rate provided for in the Note together with an additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Note;
(b) West Virginia: if Borrower is an individual or sole proprietorship, then Borrower hereby represents, warrants and certifies to Lender that any loan evidenced by the Note and any renewals, extensions or modifications thereof is and are incurred primarily for business purposes, that such loan is for an activity that is engaged in primarily for the purpose of generating gross income as that term is defined in West Virginia Code Section
11.13.1 and Borrower hereby further certifies, represents and warrants to Lender that any loan evidenced by the Note is not incurred in connection with any farming or any other agricultural activity engaged in by a producer of agricultural commodities, livestock or other farm products; (c) Indiana: (i) upon a bankruptcy or insolvency of Borrower, the unpaid principal balance of the Note and all accrued but unpaid interest thereon shall


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automatically become due and payable immediately and shall not be subject to the discretion of Lender and (ii) if the Note evidences a "consumer related loan" as defined in the Uniform Consumer Credit Code as adopted in the State of Indiana (the "UCCC"), then notwithstanding anything to the contrary in the Note or in any Related Document, no finance charge(s) or fee(s) shall be charged under the Note in excess of that permitted under the UCCC; (d) Idaho: upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. This Note may not be modified, nor any of its provisions waived, without Lender's prior written consent. Borrower and all endorsers, guarantors and all persons liable or to become liable on this Note waive presentment, protest and demand, notice of' protest, demand and dishonor and nonpayment of this Note and any and all other notices or matters of a like nature. Any rights and remedies provided herein are cumulative and the use of any one right or remedy shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights available by law, statute, ordinance or otherwise. No delay or omission on the part of Lender in exercising any rights hereunder, or any other document associated with this Note, shall operate as a waiver of such rights or of any other right hereunder or under said agreements. The terms of this Note shall apply to, inure to the benefit of, and bind all parties hereto, their heirs, legatees, devisees, administrators, executors, personal representatives, successors and assigns.
In the event that this Note is executed by two or more persons or entities as Borrower, the liability of such persons or entities for the amounts due hereunder shall be joint and several.

ACCELERATION / REMEDIES. If any Event of Default occurs, the Note shall become due and payable immediately, without notice or demand, at Lender's option, and Borrower hereby waives notice of intent to accelerate maturity of the Note and notice of acceleration of the Note. Additionally, without notice or demand and without waiving any other right or remedy, at Lender's option, upon the occurrence of any Event of Default, Lender may elect to impose increases in the interest rate pursuant to and as set forth in the sections of the Note captioned "DEFAULT RATE." If the Note is not paid at maturity, whether by acceleration or otherwise, Lender shall have all of the rights and remedies provided by any law or under the Note or any Related Document. Lender is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. Without limiting any other available remedy, Borrower is liable for any deficiency in payment of any Indebtedness remaining after disposition of any Collateral. Borrower is liable to Lender for all reasonable costs and expenses of every kind incurred (or charged by internal allocation) in connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and/or waiver of the Note or the Related Documents and for the making, servicing and collection of the Note or the Related Documents and any other amounts owed under the Note or the Related Documents. Borrower is liable to Lender for all Collection Amounts. All amounts payable under the terms of the Note shall be paid without relief from valuation and appraisement laws.

PROVISIONS RELATED TO GUARANTY

These provisions of the Additional Terms apply to the Guaranty and to each Guarantor. UNLIMITED. Guarantor's obligation under the Guaranty is UNLIMITED. CONTINUED RELIANCE. The Guaranty is a continuing guaranty and will continue to be in effect until final payment and performance in full of all Indebtedness and the termination of any commitment of Lender to make loans or other financial accommodations to Borrower. The Guaranty shall remain in effect until payment in full of the Remaining Indebtedness, as defined below, following termination of the Guaranty by Guarantor in accordance with this paragraph or as provided in the section below captioned "Specific Limitation in Kentucky". Guarantor may terminate Guarantor's liability for Indebtedness not in existence or for which Lender has no commitment to advance by delivering written notice to Lender as set forth herein. After Guarantor's termination of the Guaranty, Guarantor will continue to be liable for the following amounts (the "Remaining Indebtedness"): (i) all Indebtedness existing on the effective date of termination and all Indebtedness to which Lender has committed to advance prior to the effective termination date (whether or not Lender is contractually obligated to advance the loans or extensions of credit);
(ii) all subsequent renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements and amendments (but not increases) of such Indebtedness; (iii) all interest accruing on such Indebtedness after the effective termination date; and (iv) all Collection Amounts incurred with respect to such Indebtedness, including after the effective termination date. Lender may continue to permit Borrower to incur Indebtedness and to issue commitments to Borrower to advance Indebtedness in reliance on the Guaranty until the effective date of termination, regardless of whether at any time or from time to time there is no existing Indebtedness or commitment by Lender to advance Indebtedness.

SPECIFIC LIMITATION IN KENTUCKY. If the LPO state is Kentucky or Guarantor is a resident of, organized under or has its chief executive office in Kentucky, then anything in the Guaranty to the contrary notwithstanding, the maximum aggregate liability of Guarantor under the Guaranty shall not exceed the sum of (a) Ten Million Dollars ($10,000,000.00); plus (b) interest and fees constituting part of the Indebtedness; plus (c) all Collection Amounts. The Guaranty is a continuing guaranty and shall remain in full force and effect so long as any of the Indebtedness has not been fully paid or performed; provided, however, anything in the Guaranty to the contrary notwithstanding, the Guaranty shall terminate on January 1, 2025 except that such termination shall not affect the liability of Guarantor with respect to the Remaining Indebtedness.

STATE-SPECIFIC PROVISION FOR GEORGIA. If the LPO state is Georgia or Guarantor is a resident of, organized under or has its chief executive office in Georgia, Guarantor hereby expressly waives any statutory right pursuant to O.C.G.A. 10-7-24 to require any


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holder of the Indebtedness to take action against Borrower or any other Obligor.

STATE-SPECIFIC PROVISIONS FOR IDAHO. If the LPO state is Idaho or Guarantor is a resident of, organized under or has its chief executive office in Idaho, with respect to the attorneys' fees portion of Collection Amounts, Guarantor is responsible for payment of same jointly and severally with Borrower and any other Guarantor.

Guarantor's Waivers. Except as prohibited by applicable law, Guarantor waives any right to require Lender (A) to continue lending money or to extend other credit to Borrower; (B) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Indebtedness or of any nonpayment related to any collateral, or notice of any action or nonaction on the part of Borrower, Lender, any surety, endorser, or other guarantor in connection with the Indebtedness or in connection with the creation of new or additional loans or obligations; (C) to resort for payment or to proceed directly or at once against any person, including Borrower or any other guarantor; (D) to proceed directly against or exhaust any collateral held by Lender from Borrower, any other guarantor, or any other person; (E) to give notice of the terms, time, and place of any public or private sale of personal property security held by Lender from Borrower or to comply with any other applicable provisions of the Uniform Commercial Code; (F) to pursue any other remedy within Lender's power; or (G) to commit any act or omission of any kind, or at any time, with respect to any matter whatsoever.

Guarantor also waives any and all rights or defenses arising by reason of (A) any "one-action" or "anti-deficiency" law or any other law which may prevent Lender from bringing any action, including a claim for deficiency, against Guarantor, before or after Lender's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (B) any election of remedies by Lender which destroys or otherwise adversely affects Guarantor's subrogation rights or Guarantor's rights to proceed against Borrower for reimbursement, including, without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying or discharging the Indebtedness; (C) any disability or other defense of Borrower, of any other guarantor, or of any other person, or by reason of the cessation of Borrower's liability from any cause whatsoever, other than payment in full, in legal tender, of the Indebtedness; (D) any right to claim discharge of the Indebtedness on the basis of unjustified impairment of any collateral for the Indebtedness; (E) any statute of limitations if at any time any action or suit brought by Lender against Guarantor is commenced there is outstanding Indebtedness of Borrower to Lender which is not barred-by any applicable statute of limitations; or (F) any defenses given to guarantors at law or in equity other than actual payment and performance of the Indebtedness. If payment is made by Borrower, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter Lender is forced to remit the amount of that payment to Borrower's trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of the enforcement of this Guaranty.

Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by Borrower, Guarantor, or both.

Guarantor's Understanding With Respect To Waivers. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor's full knowledge of its significance and consequences, that Guarantor has had an opportunity to consult with its attorney regarding this Guaranty and the waivers contained herein, and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

Notwithstanding any other provision herein to the contrary, This
Commercial Guaranty is not secured by the Deed of Trust or Mortgage between the Borrower, as Grantor, and Lender of even date herewith.

NATURE OF GUARANTY. The Guaranty is an absolute guaranty of payment and performance and not of collection. Therefore, Lender may insist that Guarantor pay immediately, and Lender is not required, and Guarantor hereby waives any requirement or obligation on the part of Lender, to sue or otherwise attempt to collect first from Borrower, the Collateral, or any other person liable for the Indebtedness. The obligation of Guarantor shall be absolute and unconditional even if all or any part of any agreement between Lender and Borrower is unenforceable, void, voidable or illegal or uncollectible due to incapacity, lack of power or authority, discharge or for any reason whatsoever, and regardless of the existence of any defense, setoff, discharge or counterclaim
(in any case, whether based on contract, tort or any other theory)
which Borrower may assert. If Borrower is a corporation, limited liability company, partnership or trust, it is not necessary for
Lender to inquire into the powers of Borrower or the officers, directors, members, managers, partners, trustees or agents acting or purporting to act on its behalf, and any of the Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder. Without limiting the foregoing, Guarantor's liability is absolute and unconditional irrespective of and shall not be released, diminished or affected by: (a) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure, render unenforceable or otherwise affect any term of any Indebtedness; or (b) any war, riot or revolution affecting multinational companies or any act of expropriation, nationalization or currency inconvertibility or nontransferability arising from governmental, legislative or executive measures affecting any Obligor or Other Guarantor or the property of any Obligor or Other Guarantor.

New Paragraph without marked changes:

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EXCLUSION FROM INDEBTEDNESS # EXCLUDED SWAP OBLIGATIONS. Notwithstanding
anything in this Guaranty to the contrary, the Indebtedness guaranteed by this Guaranty shall not include any Excluded Swap Obligations (as defined below). "Excluded Swap Obligation" means any Swap Obligation
(as defined below) as to which it is or becomes unlawful under the Commodity Exchange Act (as defined below) for Guarantor to guaranty hereunder because (i) Guarantor is not an "eligible contract participant" (as defined in the Commodity Exchange Act) at the time this Guaranty shall become effective with respect to such Swap Obligation, or (ii) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity
Exchange Act (or any successor provision thereto), because such Guarantor is a "financial entity," as defined in Section
2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto) at the time this Guaranty shall become effective with respect to such Swap Obligation. "Commodity
Exchange Act" means the Commodity Exchange Act (7 U.S.C. SS 1 et seq.), as amended from time to time, and any successor statute and/or any rule, regulation or order of the Commodity Futures
Trading Commission (or the application or official interpretation of any thereof). "Swap Obligation" means any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity
Exchange Act.

ACCELERATION / REMEDIES. If Guarantor fails to pay any amount owing under the Guaranty, Lender shall have all of the rights and remedies provided by any law or under the Guaranty or any Related Document. Lender is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity with or without designation of the capacity of that nominee. Without limiting any other available remedy, Guarantor is liable for any deficiency in payment of any Indebtedness remaining after the disposition of any Collateral. Guarantor is liable to Lender for all Collection Amounts. All amounts payable under the terms of the Guaranty shall be paid without relief from valuation and appraisement laws. All obligations of Guarantor to Lender under the Guaranty, whether or not then due or absolute or contingent, shall, at the option of Lender, without notice or demand, become due and payable immediately upon the occurrence of any default or Event of Default under the terms of any of the Indebtedness or any Related Document or any other event that results in acceleration of the maturity of any Indebtedness, including without limitation, demand for payment of any Indebtedness constituting demand obligations or automatic acceleration in a legal proceeding.

ADDITIONAL REPRESENTATIONS, WARRANTIES, AND COVENANTS BY GUARANTOR. In addition to any other representations, warranties and covenants of Guarantor, Guarantor represents, warrants and covenants that each of the following is true and will remain true until termination of the Guaranty and payment in full of all Indebtedness and agrees with Lender that Guarantor has: (a) without reliance on Lender or any information received from Lender and based upon the records and information Guarantor deems appropriate, made an independent investigation of Borrower, Borrower's business, assets, operations, prospects and condition, financial or otherwise, and any circumstances that may bear upon those matters, Borrower or the obligations, liabilities and risks undertaken in the Guaranty with respect to the Indebtedness; (b) adequate means to obtain from the Borrower on a continuing basis information concerning Borrower, and Lender has no duty to provide any information concerning
Borrower or any other obligor to Guarantor; (c) full and complete access to Borrower and any and all records relating to any Indebtedness now and in the future owing by Borrower; and
(d) determined that Guarantor will receive benefit, directly or indirectly, by reason of the Indebtedness and has or will receive fair and reasonably equivalent value for, the execution and delivery of the Guaranty.

MULTIPLE GUARANTIES. Guarantor's liability under the Guaranty is independent of its liability under any other guaranty previously or subsequently executed by Guarantor or any one of them, singularly or together with others, as to all or any part of the Indebtedness, and may be enforced for the full amount of the Indebtedness as provided in the Guaranty regardless of Guarantor's liability under any other guaranty.

PROVISIONS RELATED TO SECURITY AGREEMENT AND COLLATERAL

These provisions of the Additional Terms apply to the Security Agreement and to each Grantor. Each Guarantor who grants a security interest in Collateral may be referred to as either Grantor or Guarantor. Each Borrower who grants a security interest in Collateral may be referred to as either Grantor or Borrower. The Security Agreement of Borrower may be included in the Note or in a separate Security Agreement.

CONTINUING SECURITY INTEREST. The Security Agreement is a continuing security interest and will continue to be in effect until final payment and performance in full of all Indebtedness and the termination of any commitment of Lender to make loans or other financial accommodations to Borrower. Grantor grants, pledges and assigns to Lender a continuing security interest in all of the Grantor Collateral (as defined herein) in which Grantor has rights or power to transfer rights and all Grantor Collateral in which Grantor later acquires ownership, rights or power to transfer rights to secure the payment and performance of the Indebtedness.

INDIVIDUAL LIABILITY OF EACH GRANTOR. If more than one person or entity signs as Grantor, their obligations under the Security
Agreement are joint and several and solidary. The Grantor Collateral includes any property that is owned by any Grantor individually or with any other.

COLLATERAL. The term "Collateral" means all property and assets granted as collateral security for any of the Indebtedness, whether granted directly or indirectly, whether granted previously, now or hereafter, whether owned individually or jointly with others, whether real property or personal property, whether now owned or hereafter acquired, whether now existing or hereafter


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arising, and wherever located. The Collateral may be granted by any Obligor or any other grantor. Wherever the context requires, the provisions of the Security Agreement shall not apply to any real property Collateral but shall apply only to personal property Collateral. Categories of personal property Collateral described in the Security Agreement shall have the same definitions as are provided for such categories in the UCC.

The term "Collateral" includes the Grantor Collateral. "Grantor Collateral" means all of Grantor's property and assets granted as collateral security for any of the Indebtedness, whether granted directly or indirectly, whether granted previously, now or hereafter, whether owned individually or jointly with others, whether real property or personal property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located. The Grantor Collateral includes the personal property Collateral of the description and categories indicated in the Security Agreement in to which these Additional Terms are incorporated by reference.

In addition, the term "Collateral" includes all "proceeds", "products", "supporting obligations", and "documents" (as such terms are defined in the UCC) of the Collateral, including but not limited to all dividends and all cash, "accounts," "chattel paper," "instruments," and "general intangibles" (as such terms are defined in the UCC) arising from the sale, lease, casualty loss or other disposition of the Collateral, and any Collateral returned to, repossessed by or stopped in transit, and all insurance claims relating to any of the Collateral. The term "Collateral" further includes all of the right, title and interest in and to all books, records, data and software relating to the Collateral, regardless of the form of media containing such Collateral. Grantor agrees to deliver to Lender or Lender's agent any property that represents an increase in the Grantor Collateral or profits or proceeds of the Grantor Collateral. As used herein, the term "UCC" means the Uniform Commercial Code, as in effect from time to time, in the LPO State or, if such LPO State is Louisiana, the Louisiana Commercial
Laws, as in effect from time to time.

ADDITIONAL REPRESENTATIONS, WARRANTIES, AND COVENANTS BY GRANTOR. In addition to any other representations, warranties and covenants of Grantor, Grantor represents, warrants and covenants to Lender that each of the following is true and will remain true until payment in full of all Indebtedness and agrees with Lender that: (1) At its own expense, Borrower or Grantor shall maintain comprehensive casualty insurance on the Grantor Collateral against such risks, in such amounts, with such deductibles and with such companies as may be satisfactory to Lender. Each insurance policy on the Grantor Collateral shall contain a lender's loss payable endorsement satisfactory to Lender and a prohibition against cancellation or amendment of the policy or removal of Lender as loss payee without at least thirty (30) days prior written notice to Lender. The policies on the Grantor Collateral, or certificates evidencing them, shall, if Lender so requests, be deposited with Lender. (2) Grantor shall permit Lender or Lender's agent, at Borrower's expense, to inspect and examine the Grantor Collateral, and to inspect and copy the books, records and data related to the Grantor Collateral, and Grantor will provide any information that Lender may reasonably request, all at any time during normal business hours. (3) Grantor shall keep the Grantor Collateral free of liens, encumbrances and other security interests, except for this security interest (unless otherwise specifically agreed to by Lender in writing); maintain the Grantor Collateral in good repair; pay promptly when due all taxes and assessments upon the Grantor Collateral or for the use or operation of the Grantor Collateral; and use the Grantor Collateral in accordance with law and in compliance with any policy of insurance thereon. (4) Grantor will not sell, lease or license, or offer to sell, lease or license, nor grant as security or otherwise transfer to anyone other than Lender, the Grantor Collateral or any rights in or to the Grantor Collateral, without the written consent of Lender, except in the ordinary course of business; or change the location of the Grantor Collateral from the locations disclosed to Lender, without providing at least ten
(10) days prior written notice to Lender. (5) No financing statement or similar record covering all or any part of the Grantor Collateral or any proceeds thereof is on file in any public office, unless Lender has approved that filing. (6) When the Grantor Collateral is located at, used in or attached to a facility leased by Grantor, Grantor will, at the request of Lender, obtain from the lessor a consent to the granting of this security interest and a release or subordination of the lessor's interest in any of the Grantor Collateral, in form and substance satisfactory to Lender.
(7) None of the Grantor Collateral consisting of personal property is now attached nor will it hereafter be attached to real estate so as to constitute a "fixture" (as defined in the UCC). (8) Grantor shall execute and deliver, or cause to be executed and delivered, such other documents as Lender may from time to time request to perfect or to further evidence the pledge, security interest and assignment created in the Grantor Collateral by the Security Agreement.

ACCOUNTS, CHATTEL PAPER, GENERAL INTANGIBLES AND INSTRUMENTS. If the Grantor Collateral includes Grantor's accounts, chattel paper, general intangibles or instruments, then until Lender gives notice to Grantor to the contrary or until an Event of Default occurs, Grantor may use the funds collected in its business. Upon notice from Lender or upon occurrence of an Event of Default, Grantor agrees that all sums of money it receives on account of or in payment or settlement of the accounts, chattel paper, negotiable certificates of deposit, documents, general intangibles and instruments shall be held by it as trustee for Lender without commingling with any of Grantor's other funds, and shall immediately be delivered to Lender with endorsement to Lender's order of any check or similar instrument. It is agreed that, at any time Lender so elects, Lender shall be entitled, in its own name or in the name of Grantor or otherwise, but at the expense and cost of Borrower, to collect, demand, receive, sue for or compromise any and all accounts, chattel paper, negotiable certificates of deposit, documents, general intangibles, and instruments, and to give good and sufficient releases, to endorse any checks, drafts or other orders for the payment of money payable to Grantor and, in Lender's discretion, to file any claims or take any action or proceeding which Lender may deem necessary or advisable. It is expressly understood and agreed, however, that Lender shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to Lender or to which Lender may be entitled at any time or

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times. All notices required in this paragraph will be immediately effective when sent. Such notices need not be given prior to Lender's taking action. Grantor irrevocably appoints Lender or Lender's designee as Grantor's attorney-in-fact to do all things with reference to Grantor Collateral as provided for in the Security Agreement including without limitation (a) to sign
Grantor's name on any invoice or bill of lading relating to any Grantor Collateral, on assignments and verifications of account and on notices to Grantor's customers; (b) to do all things necessary to carry out the Security Agreement or to perform any of Grantor's obligations under the Security Agreement; (c) to notify the post office authorities to change Grantor's mailing address to one designated by Lender; and (d) to receive, open and dispose of mail addressed to Grantor. Grantor ratifies and approves all acts of Lender or Lender's designee as attorney-in-fact. This power of attorney appointment is irrevocable, coupled with an interest, and shall survive the disability of Grantor. Lender shall not be liable for any act or omission, nor any error of judgment or mistake of fact or law, but only for its gross negligence or willful misconduct. This power being coupled with an interest is irrevocable until all of the Indebtedness has been fully satisfied. Immediately upon its receipt of any Grantor Collateral evidenced by an agreement, "instrument," "chattel paper" or "document" (as such terms are defined in the UCC) (collectively, "Special Collateral"), Grantor shall mark the Special Collateral to show that it is subject to Lender's security interest, pledge and assignment and shall deliver the original to Lender together with appropriate endorsements and other specific evidence of assignment or transfer in form and substance satisfactory to Lender.

REMEDIES REGARDING COLLATERAL. If any Event of Default occurs, then
Lender shall have the rights and remedies provided by any law or under the Security Agreement or any Related Document. Should a default occur, Grantor will pay to Lender all costs reasonably incurred by Lender for the purpose of enforcing its rights under the Security Agreement, to the extent not prohibited by law, including, without limitation: Collection Amounts, costs of foreclosure, costs of obtaining money damages, and reasonable attorneys' fees (including fees and expenses of counsel for Lender that are employees of Lender or its affiliates, to the extent not prohibited by law) that Lender may incur for any purpose related to the Security Agreement. Lender shall have the right to require Grantor to assemble the Grantor
Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties, the right to take possession of the Grantor Collateral with or without demand and with or without process of law, and the right to sell or otherwise dispose of it and to apply to the Indebtedness and distribute the proceeds, all according to applicable law. Grantor agrees that upon default Lender may dispose of any of the Grantor Collateral in its then-present condition, and that the disposal of the Grantor Collateral in its then-present condition, without repair or clean-up, shall not affect the commercial reasonableness of such disposition. Lender may disclaim warranties of title, possession, quiet enjoyment, and the like, and Grantor agrees that any such action shall not affect the commercial reasonableness of the sale. In connection with the right of Lender to take possession of the Grantor Collateral, Lender may take possession of any other items of property in or on the Grantor Collateral at the time of taking possession, and hold them for Grantor without liability on the part of Lender. Grantor expressly agrees that Lender may enter upon the premises where the Grantor Collateral is believed to be located without any obligation of payment to Grantor, and that Lender may, without cost, use any and all of Grantor's "equipment" (as defined in the UCC) in the manufacturing or processing of any "inventory" (as defined in the UCC). If there is any statutory requirement for notice, that requirement shall be met if Lender sends notice to Grantor at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice, and such notice shall be deemed commercially reasonable. Without limiting any other remedy, Borrower is liable for any deficiency remaining after disposition of the Grantor Collateral. Lender is authorized to cause all or any part of the Grantor Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. At its option Lender may, but shall be under no duty or obligation to, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Grantor Collateral, pay for insurance on the Grantor Collateral, and pay for the maintenance and preservation of the Grantor Collateral, and Borrower agrees to reimburse Lender on demand for any such payment made or expense incurred by Lender with interest at the highest rate at which interest may accrue under any instrument evidencing the Indebtedness. Grantor authorizes Lender to endorse and negotiate on Grantor's behalf drafts reflecting proceeds of insurance from the Grantor Collateral, provided that Lender shall remit to Grantor such surplus, if any, as remains after the proceeds have been applied, at Lender's option, to the satisfaction of all of the Indebtedness (in such order of application as Lender may elect) or to the establishment of a cash collateral account for the Indebtedness. Lender shall have the right now, and at any time in the future, in its sole and absolute discretion, without notice to Borrower to (a) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or similar document against any owner of the Grantor Collateral and (b) prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Grantor Collateral.

ADDITIONAL REMEDIES IN LOUISIANA. If Louisiana is the LPO State or if any of the Grantor Collateral is located in Louisiana, the provisions of this paragraph shall apply. At or following an Event of Default, Lender may cause the Grantor Collateral to be immediately seized wherever found, and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, and without the necessity of making additional demand, or of notifying Grantor, or placing Borrower in default. For purposes of foreclosure under Louisiana executory process procedures, Grantor confesses judgment and acknowledges to be indebted unto and in favor of Lender up to the full amount of the Indebtedness, in principal, interest, costs, expenses, attorneys' fees and other fees and charges. To the extent permitted under applicable Louisiana law, Grantor additionally waives: (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws with regard to appraisal upon judicial sale; (b) the demand and three (3) days' delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three (3) days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other similar provisions of the Louisiana Code of Civil Procedure not specifically listed


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hereinabove. Should any of the Grantor Collateral be seized as an incident to an action for the recognition or enforcement of the Indebtedness, or the Security Agreement, by executory process, sequestration, attachment, writ of fieri facias, or otherwise, Grantor agrees that the court issuing any such order shall, if requested by Lender, appoint Lender or any person or entity named by Lender at the time such seizure is requested, or at any time thereafter, as keeper of the Grantor Collateral as provided under La.
R.S. SS 9:5136, et seq. Grantor agrees to pay the reasonable fees of such keeper, which compensation to the keeper shall also be a part of the Indebtedness secured. Should it become necessary for Lender to foreclose against the Grantor Collateral, all declarations of fact that are made under an authentic act before a notary public in the presence of two witnesses by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process, and also for purposes of La. R.S. SS 9:3509.1, La. R.S. SS 9:3504(D)(6), and La.
R.S. SS 10:9-629, as applicable.

STATE-SPECIFIC PROVISION RELATED TO COLLATERAL. Notwithstanding anything contained to the contrary in any Document, any Related Document or these Additional Terms, with respect to any real property Collateral located in California, Idaho, Oregon or Washington that is subject to an environmental or hazardous substance indemnity, certificate or agreement that is separate from the applicable deed of trust or mortgage, any security interest in such real property Collateral that any Obligor has granted or does grant in the future to secure the Indebtedness shall not secure any liability or obligation of, or indemnification by, any Obligor, to or of Lender arising out of any non-compliance with any Environmental Law or the presence of any Hazardous Substance, or the substantial equivalent of such liability, obligation or indemnification (collectively, "Environmental Obligations," which term shall not include expenses incurred by Lender in connection with investigations, testing, sampling or studies related to compliance with any Environmental Law or the presence of any Hazardous Substance); for the purposes of clarification, the foregoing does not impact the provisions of any real estate mortgage or deed of trust which specifically secures Environmental Obligations. As used herein: the term "Hazardous Substance" shall mean any substance, material, or waste that is (a) included within the definition of "hazardous substances," "hazardous materials," "hazardous waste," "toxic substances," "toxic materials," "toxic waste," or words of similar import, in any Environmental Law, (b) listed as a hazardous substance by the United States Department of Transportation or by the Environmental Protection Agency, or (c) petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical. The term "Environmental Law" shall mean any federal, state or local law, rule, regulation, decision, policy or guideline, pertaining to any Hazardous Substance, or protection of the environment, and all present and future amendments thereto.MULTIPLE SECURITY AGREEMENTS. The Security Agreement is in addition to and not in substitution or replacement of any other security agreement executed by Grantor in favor of Lender, and Lender's rights under the Security Agreement and its rights under any such other security agreement are cumulative.

PROVISIONS APPLICABLE TO EACH OBLIGOR

These provisions of the Additional Terms apply to each Obligor, whether a Borrower, Guarantor or Grantor.

REPRESENTATION, WARRANTIES AND COVENANTS BY EACH OBLIGOR. In addition to any other representations, warranties and covenants as Borrower, Guarantor or Grantor, each such Obligor represents, warrants and covenants to Lender that each of the following is true and will remain true until payment in full of all Indebtedness and agrees with Lender that: (1) If Obligor is not a natural person, (a) it is duly organized and validly existing under the laws of the state where it is organized and is in good standing in each state where it operates or is doing business; and (b) the execution and delivery of each Document by the Obligor and the performance of the obligations each imposes are within its powers and have been duly authorized by all necessary action of its governing body, and do not contravene the terms of its articles of incorporation or organization, its by-laws, regulations or any partnership, operating or other agreement governing its organization and affairs and do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party. (2) Each Document is a valid and binding agreement of the Obligor executing such Document, enforceable according to its terms. (3) All balance sheets, profit and loss statements, other financial statements and applications for credit previously, now or hereafter furnished to Lender in connection with the Indebtedness are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not materially and adversely changed since those dates. (4) Obligor has filed and will hereafter file all federal and state tax returns that are required to be filed, has paid and in the future will pay all due and payable taxes and assessments against the property and income of such Obligor and all payroll, excise and other taxes required to be collected and held in trust by such Obligor for any governmental authority. (5) Borrower's legal name and principal residence or chief executive office is exactly as it appears on the first page of the Document and Guarantor or Grantor's legal name is exactly as it appears on the first page of the Guaranty or Security Agreement and Guarantor or Grantor's principal residence or chief executive office is exactly as it appears on the application for the Indebtedness or other written notice of such address provided by Guarantor or Grantor to Lender; and no Obligor will, without Lender's prior written consent, change its name, its business organization, the jurisdiction under which it is formed or organized, or its chief executive office, or any additional places of business. (6) Obligor has not relied and will not rely upon any representations or warranties of Lender not embodied in the Document executed by such Obligor or any acts taken by Lender prior to and after execution or other authentication and delivery of such Document (including but not limited to any review by Lender of the business, assets, operations, prospects and condition, financial or otherwise, of Borrower or any other Obligor). (7) Without notice or demand and without affecting Obligor's obligations hereunder, from time to time, Lender is authorized to: (a) suspend any rights and remedies against, release, either in whole or in part, substitute or add any one or more of Borrower, sureties, endorsers, Grantor, Guarantor, Other Guarantors or any other person liable on the Indebtedness; (b) extend, renew, modify, rearrange, restate and/or substitute the Indebtedness or any Collateral for

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the Indebtedness; (c) take and hold other Collateral for the payment of the
Indebtedness, and enforce, exchange, substitute, subordinate, impair, waive or release any such Collateral; (d) proceed against the Collateral for the Indebtedness and direct the order or manner of sale as Lender in its discretion may determine; (e) take any action against the Collateral for the Indebtedness, and (f) apply any and all moneys received by Lender from any source, including recoveries from the Collateral for the Indebtedness, in such order or manner as Lender in its discretion may determine, including but not limited to, applying them against obligations which are not included in the Indebtedness or secured by the Security Agreement. (8) Each of Obligor's obligations hereunder shall not be released, diminished or affected by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of such Obligor or any other Obligor, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting such Obligor and any of its assets or any other Obligor and any of its assets. (9) Obligor expressly consents to any impairment of the Collateral, including, but not limited to, failure to perfect a security interest in the Collateral and any release, either in whole or in part, of the Collateral. Any such impairment or release shall not affect Obligor's obligations hereunder. (10) By entering into the Note, Security Agreement and/or Guaranty, Obligor does not intend to incur or believes that Obligor has not incurred debts that would be beyond Obligor's ability to pay as those debts mature; the execution and delivery of the Note, Security Agreementand/or Guaranty are not intended to hinder, delay or defraud any creditor of Obligor; and Obligor is not engaged in or about to engage in any business or transaction for which the remaining assets of Obligor are unreasonably small in relation to the business or transaction, and any property remaining with Obligor after the execution or other authentication of the Note, Security Agreement and/or Guaranty is not unreasonably small capital for such Obligor. (11) All obligations under any Document and the Indebtedness shall be payable in lawful money of the United States of America. (12) If Borrower or Guarantor is a married resident of Wisconsin, each such Borrower and Guarantor represents that this obligation is incurred in the interest of his or her respective marriage and family, binds the marital community, and in addition, also binds the sole and separate property of each such Borrower and Guarantor.

WAIVERS AND CONSENTS BY EACH OBLIGOR. Each Obligor waives: (a) to the extent permitted by law, all rights and benefits under any laws or statutes regarding sureties and/or guarantors, as may be amended; (b) any right to receive notice of the following matters before Lender enforces any of its rights under any Document or any other Related
Document: (i) Lender's acceptance of any Document or other Related Document, (ii) any Indebtedness that Lender extends to Borrower or any credit that Lender extends to any Obligor, (iii) Borrower's default on the Indebtedness or any default under any Related Document, (iv) any demand, intent to accelerate, acceleration, diligence, presentment, dishonor and protest, (v) any action that Lender takes regarding any Obligor, anyone else, any Collateral, or the Indebtedness that it might be entitled to take by law or under any other agreement, (vi) any Collateral received or delivered, default by any Obligor or any party to any Related Document or other action taken in reliance on any Document, or any Related Document, and all notices and other demands of any description, (vii) diligence and promptness in preserving liability against Borrower, Guarantor or any Other Guarantor on the Indebtedness, and in collecting or bringing suit to collect the Indebtedness from Borrower, Guarantor or any Other Guarantor or to pursue any remedy in Lender's power to pursue against any Obligor, (viii) extensions, renewals, modifications, rearrangements, restatements and substitutions of the Indebtedness or any Collateral for the Indebtedness, (ix) any extension or postponement of time of payment on any of the Indebtedness, without limit as to the number or period, (x) failure to pay the Indebtedness as it matures, any other default, adverse change in the financial condition of Borrower, Guarantor or any Other Guarantor, release or substitution of any Collateral, or subordination of Lender's rights in any Collateral, and (xi) every other notice of every kind that may lawfully be waived; (c) any right to require Lender to proceed against Borrower, Guarantor, or any Other Guarantor with respect to the Indebtedness, or any Grantor as to any Collateral, or pursue any remedy in Lender's power to pursue; (d) any defense based on any claim that Obligor's obligations exceed or are more burdensome than those of another Obligor or any Other Guarantor or other grantor of Collateral; (e) the benefit of any statute of limitations affecting liability of Borrower or Guarantor; (f) any defense arising by reason of any disability or other defense of Obligor by reason of the cessation from any cause whatsoever (other than payment in full) of the Indebtedness; and (g) any defense based on or arising out of any defense that Borrower or Guarantor may have to the payment or performance of the Indebtedness or any portion thereof.

STATE-SPECIFIC PROVISIONS. In addition to the foregoing, if the LPO State is a state specified below, the Collateral is located in a state specified below, or an Obligor is a resident of, organized under or has its chief executive office in a state specified below, then without limiting any other waiver, consent or agreement, such Obligor further waives: (a) Arizona: any and all benefits under Arizona Revised Statutes Sections 12-1641 through 12-1646, inclusive, and Rule 17(f) of the Arizona Rules of Civil Procedure, including any revision or replacement of such statutes or rules hereafter enacted; (b) Connecticut: (i) any and all rights to any prior notice or prior opportunity for a hearing that each Obligor may have under Sections 52 278a to 52 278n, inclusive, of the Connecticut General Statutes, as the same may be amended, or under any similar law whether state, federal or constitutional, that may be hereafter enacted; (ii) any requirement for the posting of a bond and any right to request a court to require Lender to post a bond in connection with any prejudgment remedy sought, it being the intent of each Obligor that in the event of any legal action between any Obligor and Lender pertaining to the Note, any other Document, or the Indebtedness, Lender may invoke any prejudgment remedy, without providing such Obligor with any prior notice or prior opportunity for a hearing and Lender's attorney is specifically authorized to issue a writ for any prejudgment remedy without prior court order; and (iii) each Obligor acknowledges that the waivers herein are made knowingly and voluntarily and after consideration of the ramifications of these waivers with its attorneys; (c) Oklahoma:
(i) all rights, remedies, defenses and claims and/or rights of counterclaim, recoupment, offset or setoff, including, but not limited to, all offsets, setoffs, rights, remedies or defenses that may be afforded Borrower, Guarantor, an endorser and any other party liable under the Note or the Guaranty (by any of Title 12, Okla. Stat. (2001), SS 686, Title 15, Okla. Stat. (2001), SS334, 337, 338 and 344, and/or Title 46, Okla. Stat. (2001), SS43,
as any of such statutes may be amended from time to time; and (ii) any defenses given to Borrower, Guarantor, an endorser or

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any other party liable on the Note or Guaranty by any failure, neglect or omission by Lender to perfect in any manner the collection of the Indebtedness or the Collateral, including the failure or omission to seek a deficiency judgment against Borrower, Guarantor or Other Guarantor; (d) Texas: to the extent not prohibited by applicable law, (i) all rights of Guarantor under Rule 31, Texas Rules of Civil Procedure, Chapter 34 of the Texas
Business and Commerce Code, and Section 17.001 of the Texas Civil Practice and Remedies Code; (ii) to the extent any Obligor is subject to the Texas Revised Partnership Act ("TRPA") or Section 152.306 of the Texas Business Organizations Code ("BOC"), compliance by Lender with Section 3.05(d) of TRPA and Section 152.306(b) of BOC; and (iii) if the Indebtedness is secured by an interest in real property, all rights of each Obligor under Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as amended from time to time); (e) Utah:
any and all benefits of any law, rule or statute limiting any deficiency upon the liquidation, sale or foreclosure of any Collateral, including Utah Code Annot. Sections 57-1-23 through 57-1-32, inclusive, and Utah Code Annot. Section 78-37-1, including any revision or replacement of such statutes hereafter enacted; and (f) Nevada (only as to Guarantor): any and all rights or defenses arising by reason of any "one action" or "anti-deficiency" law or any other law which may prevent Lender from bringing any action, including a claim for deficiency, before or after Lender's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale including, without limitation, the benefits under Nevada Revised Statutes Section 40.430.

FINANCIAL INFORMATION. Each Obligor further agrees to provide to Lender the financial statements, copies of Federal tax returns and other information relating to the financial condition, properties and affairs of Borrower, Guarantor or Grantor as provided for in any Related
Document or as Lender requests from time to time.

COOPERATION. Each Obligor agrees to fully cooperate with Lender and not to delay, impede or otherwise interfere with the efforts of Lender to secure payment from the assets which secure the Indebtedness including actions, proceedings, motions, orders, agreements or other matters relating to relief from automatic stay, abandonment of property, use of cash collateral and sale of Lender's Collateral free and clear of all liens.

RIGHTS OF SUBROGATION. Each Obligor waives and agrees not to enforce any rights of subrogation, contribution or indemnification that it may have against any other Obligor, any other person liable on the Indebtedness, or the Collateral, until such other Obligor and any other person liable on the Indebtedness has fully performed all its obligations to Lender, even if those obligations are not covered herein or in the Related Documents.

REINSTATEMENT. Each Obligor agrees that to the extent any payment or transfer is received by Lender in connection with the Indebtedness, and all or any part of the payment or transfer is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be transferred or repaid by Lender or transferred or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any of those payments or transfers is hereinafter referred to as a "Preferential Payment"), then each Document and Related Document shall continue to be effective or shall be reinstated, as the case may be, even if the Document or any other Related Document evidencing the Indebtedness has been marked paid, marked paid in full, released, canceled or returned to Borrower, and whether or not Lender is in possession of the Document or other Related Document, and, to the extent of the payment, repayment or other transfer by Lender, the Indebtedness or part intended to be satisfied by the Preferential
Payment shall be revived and continued in full force and effect as if the Preferential Payment had not been made. Each Obligor agrees to execute and deliver to Lender any new Note, Security Agreement or Guaranty in form and substance acceptable to Lender, if necessary or if requested by Lender to evidence the reinstatement of the Obligor's promise to pay, guarantee of the Indebtedness or grant of Grantor Collateral.

CONFESSION OF JUDGMENT BY BORROWER AND BY GUARANTOR. Each Borrower and Guarantor who is a natural person residing in, or is an entity with a chief executive office in, the State or Ohio or Illinois each separately hereby irrevocably authorize and empower any attorney-at-law, including an attorney hired by Lender, to appear in any court of record and to confess judgment against Borrower for the unpaid amount of the Note and/or against the Guarantor for the unpaid amount of the Indebtedness, as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due together with attorney's fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of the Note and/or the Guaranty, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower and Guarantor waive the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on the Note and all amounts owing from the Guarantor related to the Indebtedness have been paid in full. Borrower and Guarantor each waives any conflict of interest that an attorney hired by Lender may have in acting on behalf of Borrower and/or Guarantor in confessing judgment against Borrower and/or Guarantor while such attorney is retained by Lender. Borrower and Guarantor each expressly consents to such attorney acting for Borrower and/or Guarantor in confessing judgment. This paragraph does not apply if the LPO state is Indiana.

RIGHT OF SETOFF AGAINST BORROWER AND GUARANTOR. In addition to the Collateral, if any, Borrower and Guarantor each separately hereby grants to Lender a security interest in the Granted Accounts, and Lender is authorized to setoff and apply a ny or all of Borrower's and/or Guarantor's Granted Accounts, Securities and Other Property, and Lender Debt against the Indebtedness. This right of setoff may be exercised and enforced at any time and from time to time, without prior notice to Borrower or Guarantor,


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and regardless of whether or not Lender has made any demand under the
Note or the Guaranty, or whether the Indebtedness is contingent, matured, or unmatured. Any delay, neglect or conduct by Lender in exercising its rights under this paragraph will not be a waiver of the right to exercise this right of setoff or enforce this security interest in the Granted Accounts. The rights of Lender under this paragraph are in addition to other rights Lender may have in or by virtue of the Note or the Guaranty, the Related Documents or by law. In this paragraph: (a) the words
"Granted Accounts" mean any and all accounts and deposits of Borrower or Guarantor (whether general, special, time, demand, provisional or final) at any time held by Lender (including all Granted Accounts held jointly with another, but excluding any IRA, Keogh Account or any trust account in which a security interest would be prohibited by law); (b) the words "Securities and Other Property" mean any and all financial assets, securities entitlements, securities accounts, investment property and other personal property of Borrower or Guarantor in the custody, possession or control of Lender, JPMorgan Chase & Co. or their respective subsidiaries and affiliates (other than property held by Lender in a fiduciary capacity); and (c) the term "Lender Debt" means all obligations or debt at any time owing by Lender to or for the credit or account of Borrower or Guarantor and any claim of Borrower or Guarantor (whether individual, joint and several, solidary or otherwise) against Lender now or hereafter existing. Notwithstanding anything to the contrary in this paragraph, if a Borrower or Guarantor is located in Nevada, the right of setoff described in this paragraph shall not apply to monies contained in Granted Accounts of such a Borrower or Guarantor that consist of payments received pursuant to the federal Social Security Act, including, without limitation, retirement and survivors' benefits, supplemental security income benefits and disability insurance benefits.

INDIVIDUAL LIABILITY OF EACH BORROWER AND GUARANTOR. If more than one person or entity signs as Borrower, their obligations are joint and several and solidary. If more than one person or entity signs as Guarantor, their obligations are joint and several and solidary. In addition, each Guarantor and each Borrower shall be jointly and severally and solidarily liable for repayment of the Note and the Indebtedness with any other Borrower, Guarantor and Other Guarantor. Lender may elect to enforce its rights against or compromise or release fewer than all Borrowers, Guarantors, or Other Guarantors without impairing, waiving, altering or releasing the obligations of any other Borrower, Guarantor and Other Guarantor.

REPORTS TO CREDIT BUREAUS. Both Borrower and Guarantor acknowledge that Lender may report information to credit bureaus about the account for the term loan or line of credit evidenced by the Note and about any other account evidencing the Indebtedness. Late Payments, missed payments, or other defaults on the Note or other Indebtedness may be reflected in the credit reports of Borrower and of Guarantor.

MISCELLANEOUS. Each Obligor agrees: (1) In any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the Indebtedness of Borrower would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Borrower's liability under the Indebtedness, then, notwithstanding any other provision herein to the contrary, the amount of such liability shall, without any further action by such Borrower or Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. (2)
Each Document binds the Obligor thereon and their respective heirs, successors and assigns with respect thereto, and benefits Lender, its successors and assigns. Any reference to Lender includes any holder of the Document. (3) If any Document is issued pursuant to and entitled to the benefits of any credit agreement or loan agreement by and between Borrower and Lender (the "Credit Agreement"), then the terms and provisions of any such Credit Agreement are hereby incorporated and made a part hereof by this reference thereto with the same force and effect as if set forth at length herein. No reference to the Credit
Agreement and no provisions of any Document or the Credit Agreement shall alter or impair the absolute and unconditional obligation of Borrower to pay the principal and interest on the Note provided for herein or any other Indebtedness. (4) Section headings are for convenience of reference only and do not affect the interpretation of the Documents. (5) Any notices and demands under or related to the Documents or any Related Documents shall be in writing and delivered to the intended party. Notices to Lender or Borrower shall be sent to its address stated herein. Notices to Guarantor or any Grantor other than Borrower shall be sent to its address on the application for the Indebtedness or other written notice of such address provided by Guarantor or Grantor to Lender. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided herein. When the Note includes a specific provision permitting the Lender to give notice related to the modification of certain terms of the Note or notice of certain other matters related to advances on the Note, any such notice shall be delivered by letter or by inclusion in the periodic loan account statement of Borrower, effective upon deposit in the regular United States mail, postage prepaid. All other notices shall be delivered: (a) by hand, effective upon receipt; (b) by a nationally-recognized overnight courier service, effective on the day after the day of deposit; or (c) by certified mail, postage prepaid, with return receipt requested, on the third day after the notice is deposited in the mail. (6) The Documents and any other Related Documents embody the entire agreement between each Obligor and Lender regarding the terms of the Indebtedness evidenced by the Note and supersede all oral statements and prior writings relating to that Indebtedness. (7) No modification or waiver of any provision of any Document is effective unless agreed to by Lender in writing. (8) Lender may waive or delay enforcing any of its rights without losing them and any such waiver by Lender affects only the specific terms and time period stated in the waiver. (9) If any provision of a Document, cannot be enforced, the remaining provisions of the Document shall continue in effect. (10) Each Obligor agrees that Lender may provide any information or knowledge Lender may have about each Obligor or any matter relating to the Documents, the Related Documents or the Indebtedness to JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of the Documents or Related Documents evidencing the Indebtedness and each Obligor waives any right to privacy which they might have with respect to such matters. (11) Each Obligor agrees that Lender may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in the Documents and

Related Documents to one or more purchasers whether or not related to Lender.

INDEMNIFICATION. Borrower and Guarantor each agrees to indemnify, defend and hold Lender, its parent companies, subsidiaries, affiliates, their respective successors and assigns and each of their respective shareholders, directors, officers, employees and agents (collectively the "Indemnified Persons") harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, interest, penalties, attorneys' fees (including the fees and expenses of attorneys engaged by the Indemnified Person at the Indemnified Person's reasonable discretion) and amounts paid in settlement ("Claims") to which any Indemnified Person may become subject arising out of or relating to the Document, the Indebtedness or the Collateral, including any Claims resulting from any Indemnified Person's own negligence, except to the limited extent that the Claims are proximately caused by the Indemnified Person's gross negligence or willful misconduct. Grantor agrees to indemnify, defend and hold the Indemnified Persons harmless from and against any and all Claims to which any Indemnified Person may become subject arising out of or relating to the Grantor Collateral, including any Claims resulting from any Indemnified Person's own negligence, except to the limited extent that the Claims are proximately caused by the Indemnified Person's gross negligence or willful misconduct. The indemnification provided for in this paragraph shall survive the termination of the Document and the Indebtedness and shall not be affected by the presence, absence or amount of or the payment or nonpayment of any claim under, any insurance.

GOVERNING LAW AND VENUE. Each Document shall be governed by and construed in accordance with the laws of the LPO State (without giving effect to its laws of conflicts); EXCEPT THAT, NOTWITHSTANDING ANY PROVISION OF THE NOTE TO THE CONTRARY, INTEREST TO BE CHARGED BY LENDER SHALL BE GOVERNED BY FEDERAL LAW (INCLUDING WITHOUT LIMITATION 12 U.S.C. SECTIONS 85) AND THE LAW OF THE STATE OF OHIO, WHERE THE MAIN OFFICE OF LENDER IS LOCATED. Each Obligor agrees that any legal action or proceeding with respect to any of its obligations under any Document or Related Document may be brought by Lender in any state or federal court located in the LPO State, as Lender in its sole discretion may elect. By the execution and delivery of a Document, each Obligor submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. Each Obligor waives any claim that the LPO State is not a convenient forum or the proper venue for any such suit, action or proceeding.

JURY WAIVER. EACH OBLIGOR AND LENDER (BY ITS ACCEPTANCE HEREOF), HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT, WHETHER ANY SUCH RIGHT NOW OR HEREAFTER EXISTS, TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN ANY ONE OR MORE OBLIGOR AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, THE RELATED DOCUMENTS, OR ANY RELATIONSHIP BETWEEN OR AMONG ANY ONE OR MORE OBLIGOR AND LENDER. THIS PROVISION IS
A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY
THIS DOCUMENT AND THE RELATED DOCUMENTS.

THIS AGREEMENT AND THE OTHER WRITTEN RELATED DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.